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                                                                     EXHIBIT 1.2

                            INDEMNIFICATION AGREEMENT

     Indemnification Agreement dated [ ], (this "Agreement") between Ford Motor Credit Company ("Ford Credit"), [ ], [ ] and [ ], in their individual capacities and as Representatives (the "Representatives") of the several underwriters (collectively, the "Underwriters") signing the underwriting agreement (the "Underwriting Agreement") dated as of ________, 200_, among the Representatives and Ford Credit Auto Receivables Two LLC, a Delaware limited liability company (the "Depositor").

     The Depositor proposes to sell the notes described in the Underwriting Agreement to the Underwriters (the "Notes"). The Notes will be issued by a Delaware statutory trust (the "Trust") identified in the Underwriting Agreement and established under a trust agreement (the "Trust Agreement") between the Depositor and an owner trustee (the "Owner Trustee"), and will be secured by a pool of motor vehicle retail installment sale contracts for new and used automobiles and trucks (the "Receivables") and certain other property of the Trust. The Notes will be issued pursuant to an indenture (the "Indenture") between the Trust and an indenture trustee (the "Indenture Trustee").

     This Agreement is being entered into by the parties hereto as a condition precedent to the obligation of the Underwriters under the Underwriting Agreement and to induce the Underwriters to enter into the same. The provisions of this Agreement relate solely to the Publicly Registered Notes and the Exempt Notes. Capitalized terms used and not otherwise defined will have the meanings given them in the Underwriting Agreement.

     1. Indemnification and Contribution

          (a) Ford Credit will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Offering Memorandum, the Preliminary Prospectus, the Preliminary Offering Memorandum, or any amendment or supplement to any of such documents, or any Trust Free Writing Prospectus or the Time of Sale Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that Ford Credit will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Depositor by any Underwriter through the Representatives specifically for use therein; and provided further, that Ford Credit will not be liable to any Underwriter or any person controlling any Underwriter under the

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indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability results from the fact that such Underwriter either (i) sold the Publicly Registered Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, a copy of the Preliminary Prospectus or the Time of Sale Information, whichever is more recent, if the Depositor has previously furnished copies thereof to such Underwriter, or (ii) sold the Exempt Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, a copy of the Preliminary Offering Memorandum (including the Prospectus attached thereto) and if more recent, the Time of Sale Information, if the Depositor has previously furnished copies thereof to such Underwriter.

     The indemnity agreement in this subsection (a) will be in addition to any liability which Ford Credit may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless Ford Credit against any losses, claims, damages or liabilities to which Ford Credit may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Registration Statement, the Prospectus, the Offering Memorandum, the Preliminary Prospectus, the Preliminary Offering Memorandum, or any amendment or supplement to any such documents, or any Free Writing Prospectus or the Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents (i) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter through the Representatives specifically for use therein or (ii) in an Underwriter Free Writing Prospectus prepared by such Underwriter and is not Trust Information, and will reimburse any legal or other expenses reasonably incurred by Ford Credit in connection with investigating or defending any such action or claim.

     The indemnity agreement in this subsection (b) will be in addition to any liability which each Underwriter may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls Ford Credit within the meaning of the Act.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that such indemnified party does not so notify the indemnifying party within 30 days following receipt of any such notice by such

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indemnified party, the indemnifying party will have no further liability under such subsection to such indemnified party unless the indemnifying party has received other notice addressed and delivered in the manner provided in Section 3 hereof of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 1 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Underwritten Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other will be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters, in each case (i) as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes and (ii) with respect to the Exempt Notes, measured by the excess of the price to investors over the price to the underwriters of the Exempt Notes. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor and its affiliates or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to any Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter either (x) sold the Publicly Registered Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, a copy of the Preliminary Prospectus or the Time of Sale Information, whichever is more

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recent, if the Depositor has previously furnished copies thereof to such
Underwriter, or (y) sold the Exempt Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, a copy of the Preliminary Offering Memorandum (including the Prospectus attached thereto) and if more recent, the Time of Sale Information, if the Depositor has previously furnished copies thereof to such Underwriter.

     Ford Credit and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim, claim, damage or liability. Notwithstanding the provisions of this subsection (d), no Underwriter will be required to contribute any amount pursuant to this Agreement and the Underwriting Agreement (collectively) in excess of either (A) the amount by which the total price at which the Publicly Registered Notes underwritten by it and distributed to the public were offered to the public, or (B) the amount by which the total price at which the Exempt Notes underwritten by it and distributed to investors as described in the Offering Memorandum were offered to investors, exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the Underwritten Notes in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Underwritten Notes as set forth in the Underwriting Agreement and not joint.

     2. Payment of Expenses. Ford Credit will pay all expenses incident to the performance of the obligations of the Depositor pursuant to Sections 5(d), 5(h) and 10 of the Underwriting Agreement.

     3. Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

          (a) upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, 3 days after deposit in the mail,

          (b) in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient,

          (c) in the case of an email, when receipt is confirmed by telephone or reply email from the recipient.

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     Communications to the Representatives or the Underwriters will be given to the Representatives at:

     (i) [ ],
     (ii) [ ], and
     (iii) [ ].

     Communications to Ford Credit will be given to:

     Ford Motor Credit Company
     One American Road
     Suite 2411, Office 212-016
     Dearborn, Michigan 48126
     Attention: Corporate Secretary
     Telephone: (313) 323-1200
     Fax: (313) 248-7613

     4. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and Ford Credit and their respective successors and the officers and directors and controlling persons referred to in Section 1, and no other person will have any right or obligations hereunder.

     5. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     6. Submission to Jurisdiction. The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     7. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     8. Severability. If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

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     9. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

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                  EXECUTED:



                                                  FORD MOTOR CREDIT COMPANY


                                                  By:___________________________
                                                     Name:
                                                     Title:


[ ]



By:___________________________
   Name:
   Title:



[ ]



By:___________________________
   Name:
   Title:



[ ]



By:___________________________
   Name:
   Title:



Acting on behalf of themselves
and as Representatives of the
several Underwriters